UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009 (November 8, 2009)

BCO HYDROCARBON LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8520 NE 25th Street, Clyde Hill, WA	98004-1645
(Address of principal executive offices)	(Zip Code)

(888) 221-7181
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On November 8, 2009, the Company entered into a Letter of Intent ( the “LOI”) with Mr. Andrew Krieger, whereby the Company will acquire oil and gas lands, leases and royalties totaling 186 acres of property held by way of a leasehold with Chesapeake Appalachia LLC and 720 acres of property held by Mr. Krieger, both properties in the town of Livingston Manor, New York ( the “Property Interests”).   Under the terms of the LOI, Krieger will transfer to BCO the Property Interests in exchange for the transfer of eighty percent (80%) of the total issued and outstanding restricted shares of the Company.  The shares will be transferred to Krieger from the current controlling shareholders of the Company, Malcolm Albery and Daniel Brooks.  Under the terms of the LOI, the Company will enter into a definitive agreement on or before November 15, 2009 which will be subject to shareholder approval no later than December 15, 2009.

Item 9.01 Exhibits

9.01 (d) Exhibits

Exhibit Number	Description
10.1	Letter of Intent between the Company and Andrew Krieger dated November 8, 2009.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCO HYDROCARBON LTD.
November 12, 2009	By: /s/ Daniel Brooks
Daniel Brooks Chief Executive Officer and Secretary